SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On July 11, 2006, A. O. Smith Corporation’s Board of Directors, upon recommendation of the Nominating and Governance Committee, changed the compensation payable to non-employee directors, effective immediately, as described below.

The annual retainer paid to a director was increased to $95,000, with $35,000 of that amount payable quarterly in advance in cash and $60,000 payable in A. O. Smith Corporation Common Stock. The board and committees’ meeting fees remain unchanged at $1,500 per meeting, with the exception of the Investment Policy Committee meeting fee, which remains unchanged at $3,000 per meeting, $500 for each telephonic meeting, and $1,500 for the new director orientation meeting fee. The annual retainer for Audit Committee members was increased to $5,000, and the annual retainer for the members of the Investment Policy Committee, Nominating and Governance Committee and Personnel and Compensation Committee remains at $3,000. The annual retainer for the Audit Committee chairperson was increased to $7,000, and the annual retainer for the Investment Policy Committee, Nominating and Governance Committee and Personnel and Compensation Committee chairpersons was increased to $5,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: September 15, 2006	By:	/s/ W. David Romoser
W. David Romoser Senior Vice President, General Counsel and Secretary

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